ImageWare Systems Elects Charles Crocker to its Board of Directors

SAN DIEGO, CA - September 10, 2012 - ImageWare Systems, Inc. (OTCQB: IWSY), a leader in multimodal biometric security solutions, has elected Charles Crocker to its board of directors effective September 6, 2012.

Mr. Crocker comes to ImageWare as chairman and CEO of Crocker Capital, a private investment firm with particular interest in early stage companies. Prior to his work at Crocker Capital, he served as chairman of the board and CEO of BEI Technologies, Inc., a NASDAQ-listed, diversified technology company which he founded. BEI was sold in October 2005 to global conglomerate Schneider Electric.

He also serves as a director of two public companies—Franklin Resources, Inc. and Teledyne Technologies, Inc.—and is a director for various private companies. Mr. Crocker received his B.S. degree from Stanford University and his M.B.A. from the University of California, Berkeley.

“Charlie’s proven experience leading and advising numerous successful public technology companies over his expansive career is highly valuable to our company,” said Jim Miller, ImageWare Systems chairman and CEO. “He was drawn to our industry-best patent portfolio in multimodal biometrics and we look forward to leveraging his experience as we advance our strategic direction to become the standard for biometric identity management.”

Crocker commented: “ImageWare is an early pioneer in multimodal biometrics—an industry that has received recent attention as businesses look to secure information in the cloud. In addition, society’s increasing mobility is a key driver, with smartphones equipped with tools that may require the security of biometrics. I believe ImageWare is well-positioned to benefit from these secular trends and I look forward to working closely with Jim and the executive suite to help monetize their IP portfolio in a number of markets.”

About ImageWare Systems, Inc.

ImageWare Systems, Inc. (OTCQB: IWSY) is a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies. Scalable for worldwide deployment, ImageWare's biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes. ImageWare's identification products are used to manage and issue secure credentials, including national IDs, passports, driver’s licenses, smart cards and access control credentials. ImageWare's digital booking products provide law enforcement with integrated mug shot, fingerprint livescan and investigative capabilities. ImageWare is headquartered in San Diego, CA, with offices in Portland, OR, Washington, D.C., and Ottawa, Ontario. For more information on ImageWare Systems, visit www.iwsinc.com.

Forward Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to ImageWare Systems, Inc. (“ImageWare”) are intended to identify such forward-looking statements. ImageWare may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in ImageWare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2011, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 949-574-3860

IWSY@liolios.com

2